Exhibit 5.1

2699 Howell Street Dallas, TX 75204 Tel: 214 233 4500

May 28, 2026

Karman Holdings Inc.

5351 Argosy Avenue

Huntington Beach, CA 92649

Ladies and Gentlemen:

We have acted as counsel to Karman Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”). The Registration Statement relates to the offer and sale from time to time pursuant to Rule 415 of the general rules and regulations promulgated under the Securities Act of shares of common stock of the Company, par value $0.001 per share (the “Shares”). The Company’s board of directors has taken and will take, from time to time, corporate action relating to the offering of the Shares (“Corporate Proceedings”).

In rendering the opinion set forth below, we have examined the Registration Statement and the Certificate of Incorporation and Bylaws of the Company, incorporated by reference as Exhibits 3.1 and 3.2, respectively, to the Registration Statement. In addition, we have examined such other records and documents, and have made such further investigation as we have deemed necessary or appropriate for the purposes of this opinion letter. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents, and we have assumed the validity and enforceability of all documents against all parties thereto, other than the Company, in accordance with their respective terms.

We have also assumed that (i) the Registration Statement has become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act; (ii) a prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the Shares offered thereby and will comply with all applicable laws; (iii) all Shares will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Shares offered and sold will have been duly authorized and validly executed and delivered by the parties thereto; (v) the Shares will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (vi) the issue price for any Shares will be at a price not less than the par value of such shares of Common Stock; (vii) the Corporate Proceedings with respect to the Shares and their offering and issuance will have been completed; (viii) the terms of the Shares will be consistent with the description thereof contained in the Registration Statement and any applicable prospectus supplement, pricing supplement and/or term sheet; and (ix) the terms of the Shares will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and such terms will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

As to questions of fact material to the opinion rendered below, we have, to the extent we deemed such reliance appropriate, relied upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined.

BRUSSELS CHICAGO DALLAS FRANKFURT HAMBURG HOUSTON  LONDON LOS ANGELES

MILAN MUNICH NEW YORK PALO ALTO PARIS ROME SAN FRANCISCO WASHINGTON

Karman Holdings Inc.

May 28, 2026

Based on and subject to the foregoing and having regard for legal considerations that we deem relevant, we are of the opinion that the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the laws of any other jurisdiction. In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus supplement, pricing supplement, term sheet or other offering material regarding the Company or the Shares or their offering and sale. The opinion expressed herein is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any change in applicable law that may hereafter occur.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Willkie Farr & Gallagher LLP